UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2005 (April 4, 2005)

Behringer Harvard Short-Term Opportunity
Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	333-100125	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets

On April 4, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (the “Registrant”) acquired a three-building office complex containing approximately 536,241 rentable square feet located on approximately 15.3 acres of land in Irving, Texas, a suburb of Dallas, Texas (the “250/290 Carpenter Property”) through its direct and indirect partnership interests in Behringer Harvard 250/290 Carpenter LP (the “250/290 Carpenter Partnership”). The contract purchase price of the 250/290 Carpenter Property was $29,250,000, exclusive of closing costs. The 250/290 Carpenter Property was acquired by the 250/290 Carpenter Partnership entirely through the use of proceeds of the Registrant’s public offering of its partnership units.

The 250/290 Carpenter Property is held by the 250/290 Carpenter Partnership in which Behringer Harvard 250/290 Carpenter GP, LLC, a wholly-owned subsidiary of the Registrant, is the general partner and the Registrant is the limited partner. The purchase price for the transaction was determined through negotiations between the seller of the property, Martel Office Buildings I, LLC, an unaffiliated third party and Behringer Harvard Advisors II LP, the Registrant’s general partner. In evaluating the 250/290 Carpenter Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant creditworthiness, quality of tenant, lease terms, re-leasing probabilities, alternative uses of the property, price per square foot and occupancy. The Registrant’s general partner believes that the 250/290 Carpenter Property is well located, has acceptable roadway access, attracts a high-quality tenant, is well maintained, adequately insured and has been professionally managed.

HPT Management Services, LP (the “Property Manager”), an affiliate of the Registrant, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the 250/290 Carpenter Property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the 250/290 Carpenter Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the 250/290 Carpenter Partnership provide sufficient funds for the payment of operating expenses.

As compensation, the Property Manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The Property Manager has subcontracted certain of its on-site management services to Trammell Crow Services, Inc.

The property, which consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983 is fully leased to one tenant, Citicorp North America, Inc. (“Citicorp”). Citicorp is a global financial services company that leases all of the approximately 536,241 square feet for a current monthly base rent of $446,868 through September 2006, with the option to extend the lease for five additional terms of one-year each, in one or all of the buildings.

Item 9.01         Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before June 20, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)     Pro Forma Financial Information.

See Paragraph (a) above.

(c)      Exhibits.

None.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP
	By:	Behringer Harvard Advisors II LP Co-General Partner

Dated: April 8, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer